Exhibit 99.1
Xylem
1133 Westchester Ave., White Plains, NY 10604
Tel +1.914.323.5700 Fax +1.914.696.2960
NEWS RELEASE

Contact:	Tom Glover (media)
tom.glover@xyleminc.com
+1.914.323.5891

Phil De Sousa (investors)
phil.desousa@xyleminc.com
+1.914.323-5930
Xylem Inc. reports Q3 revenue growth of 17 percent
WHITE PLAINS, N.Y., November 21, 2011 — Xylem Inc. (NYSE: XYL) a leading global water technology company focused on addressing the world’s most challenging water issues, today filed a Form 10-Q report with the Securities and Exchange Commission outlining its third quarter 2011 business results. The company, which was spun off from ITT Corporation on October 31, 2011, reported third quarter revenue growth of 17 percent from the comparable period last year to $939 million. Revenues grew 6 percent organically, excluding the impact of acquisitions and foreign exchange translation. The company recorded net income of $77 million or pro forma earnings of $0.42 per share. Excluding one-time separation costs of $0.13 per share, Xylem showed adjusted pro forma earnings of $0.55 per share, up 12 percent from the same period in 2010.
Other Xylem third quarter business highlights include:
•	Orders of $966 million, up 19 percent; up 9 percent organically

•	Operating income of $79 million; adjusted operating income of $125 million, up 17 percent

•	Operating margin of 8.4 percent; adjusted operating margin of 13.3 percent

•	Cash from operations of $252 million; free cash flow of $235 million

•	Completion of the YSI acquisition, bringing the company’s analytical instrumentation platform to $300 million.
Xylem’s Form 10-Q and related slides, including reconciliations for certain non-GAAP measures, are available at http://investors.xyleminc.com.

Xylem
1133 Westchester Ave., White Plains, NY 10604
Tel +1.914.323.5700 Fax +1.914.696.2960
About Xylem
Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Launched in 2011 from the spinoff of the water-related businesses of ITT Corporation, Xylem is headquartered in White Plains, N.Y., with 2010 annual revenues of $3.2 billion and 12,000 employees worldwide.
The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all — that which occurs in nature. For more information, please visit us at http://www.xyleminc.com.
Forward-Looking Statements
Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the separation of Xylem Inc. (the “Company”) from ITT Corporation, the terms and the effect of the separation, the nature and impact of the separation, capitalization of the Company, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
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